UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2009

ENZON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12957	22-2372868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Route 202/206, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (908) 541-8600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            (d)

On July 23, 2009, the Board of Directors (the "Board") of Enzon Pharmaceuticals, Inc. (the "Company") voted to increase the size of the Board from eight to nine directors and appointed Harold J. Levy as a director to fill the newly-created vacancy.  Mr. Levy is serving as a Class I director, with a term expiring at the Company's 2012 annual meeting of stockholders.

Mr. Levy is Co-President, Co-Chief Executive and Co-Chief Investment Officer of Iridian Asset Management LLC and is responsible for the management of mid-capitalization value equity portfolios.  Previously, he worked over eleven years as a portfolio manager with Arnhold and S. Bleichroeder, Inc.  From 1983 to 1984, he was a research analyst with Lehman Brothers Kuhn Loeb.  In addition, from 1979 to 1983, he worked as a research analyst focusing on venture capital with E.M. Warburg, Pincus & Company.

Mr. Levy has not been appointed to any committees of the Board and no determination has been made as to the committees, if any, on which Mr. Levy will serve.

The Company is not aware of any relationships or transactions in which Mr. Levy has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Levy has waived all cash and equity compensation to which he is entitled in connection with his service on the Board.

(e)

On July 23, 2009, the Company and Jeffrey H. Buchalter entered into Amendment No. 2 ("Amendment No. 2") to the Amended and Restated Employment Agreement between the Company and Mr. Buchalter, dated as of April 27, 2007, as amended on February 21, 2008 (the "Employment Agreement").  Amendment No. 2 provides that (i) during the period ending January 31, 2010, Mr. Buchalter will not be entitled to terminate his employment for Good Reason (as defined in the Employment Agreement) by virtue of his having been removed from the position of Chairman of the Board of the Company, (ii) during the period commencing February 1, 2010 and ending on July 31, 2010, Mr. Buchalter's right to terminate his employment for Good Reason by virtue of his having been removed as Chairman of the Board of the Company shall be reinstated, and (iii) for all periods after July 31, 2010, Mr. Buchalter will again not be entitled to terminate his employment for Good Reason by virtue of his having been removed as Chairman of the Board of the Company.  During the period described in clause (ii) of the foregoing sentence, any resignation or termination of Mr. Buchalter's employment that is initiated by Mr. Buchalter will be deemed to be a termination for Good Reason.  Amendment No. 2 further provides that the Company will reimburse Mr. Buchalter for (i) his reasonable attorneys' fees incurred in connection with any dispute arising from the Employment Agreement in which Mr. Buchalther proceeds in good faith, and (ii) for his reasonable attorneys' fees incurred in connection with the preparation, negotiation and execution of Amendment No. 2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Enzon Pharmaceuticals, Inc. dated July 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2009

ENZON PHARMACEUTICALS, INC.

By:	/s/ Paul S. Davit
Name:	Paul S. Davit
Title:	Executive Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Enzon Pharmaceuticals, Inc. dated July 23, 2009